Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

RMG ML Sports Holdings

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right ("Share Right") to receive one eighth (1/8) of one Class A ordinary share upon the consummation of an initial business combination	(1)	457(a)	23,000,000	$10.00	$230,000,000.00		$41,450.72
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	23,000,000				0.00
Fees Previously Paid	Equity	Share Rights included as part of the units	(3)	Other	23,000,000				0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying the Share Rights included as part of the units	(4)	457(a)	2,500,000	$10.00	$25,000,000.00		$4,145.07

Total Offering Amounts:							$255,000,000.00		45,595.79
Total Fees Previously Paid:									45,595.79
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 3,000,000 Share Rights, which may be issued upon exercise of a 45-day over-allotment option granted to the underwriters of this offering.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant previously registered 30,015,000 units (including 3,915,000 units subject to the underwriter’s over-allotment option). The registrant has subsequently reduced the number of units being offered to 23,000,000 units (including 3,000,000 units subject to the underwriter’s over-allotment option).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.